Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of

Sky Quarry Inc.

We hereby consent to the incorporation by reference in this Registration Statement Form S-8 of our report dated March 31, 2026, with respect to the consolidated financial statements of Sky Quarry Inc. and subsidiaries as of December 31, 2025.

/s/ Tanner LLP

Lehi, Utah

October 27, 2026